UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2013

Claridge Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	Applied for
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Raya Satelit Indah JT 1-2, Surabaya, Indonesia Surabaya – Indonesia
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62 31 7329393 ext. 316

20875 N Pima Rd, Suite C4-240 Scottsdale Arizona 85255
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On July 17, 2013, Claridge Ventures, Inc., a Nevada corporation (the “Company”), entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Indo Global Exchange PTE LTD., a company organized under the laws of Singapore (“Indo Global”), and the shareholders of Indo Global (the “Selling Shareholders”).  At the closing of the voluntary share exchange transaction contemplated by the Exchange Agreement (the “Closing”), the Company will issue 43,496,258 shares of its common stock (the “Shares”) to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of Indo Global (the “Exchange Transaction”).  Indo Global will become the Company’s wholly owned subsidiary, and the Company will acquire the business and operations of Indo Global.  The Shares will be subject to an escrow agreement and shall be released to the respective Selling Shareholder seven months from the effective time of the Exchange Transaction.  In the Exchange Agreement, the Company has also agreed to complete a financing of not less than $750,000 within 180 days after the Closing.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The above description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of

    Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Edmundson

Effective July 17, 2013, Robert Edmundson resigned as a member of the Board of Directors of Claridge Ventures, Inc., a Nevada corporation (the “Company”), and as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.

Appointment of John F. O’Shea

Effective July 17,  2013, John F. O’Shea was appointed as a member of the Company’s Board of Directors and as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company, to fill the vacancies created by Mr. Edmundson’s resignations from the foregoing positions as noted above.

Mr. O’Shea, 47, does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding pursuant to which Mr. O’Shea was appointed as the sole member of the Company’s Board of Directors or as the Company’s sole officer.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  Mr. O’Shea is the sole member of the Company’s Board of Directors, and as such, the Board does not have any separate committees at this time.

Mr. O’Shea has over twenty-six years of experience in the financial services and insurance industry. Since January 2011, Mr. O’Shea has served as Vice President Corporate Development for IndoTerra Resources, a private resource company which seeks to acquire highly prospective or mineral producing properties in the resource rich South Pacific.   From January 2005 to January 2011, Mr. O’Shea served as a Director of Global Electronic Trading Pty Ltd (“GET”), a business he co-founded in 1999. GET was licenced by ASIC and caters to both retail and wholesale clients in the futures, foreign exchange and precious metal markets.  From March 2003 to December 2004, Mr. O’Shea served as Business Development Manager for Bendigo Bank.  Prior to that time, Mr. O’Shea launched his first business in 1999, Inch Corp Pty Ltd, which took a “first adopter” approach and developed an online Risk Insurance, Health Insurance, mortgage and financial planning business.  Inch Corp was acquired by Bendigo Bank in March 2003.  Prior to launching Inch Corp, Mr. O’Shea served in a number of product and business development based roles with The Hannon Group (1990-1999) and William M Mercer (1987-1990).  Mr. O’Shea began his career as an Insurance Broker with AMP Insurance in 1985 and earned a Diploma of Advanced Outdoor Education from 1986 to 1988.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit 2.1

Stock Exchange Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARIDGE VENTURES, INC.

Dated:  July 18, 2013

/s/ John F. O’Shea

John F. O’Shea

President and Chief Executive Officer

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